Exhibit 99.1
Investor Relations Contact:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces First Quarter Fiscal 2011 Financial Results
First Quarter Fiscal 2011 Results Include:

GAAP Results:
Revenues	$66.3 million
Income from Operations (EBIT)	$3.7 million
EBIT Margin	5.5%
Diluted Earnings Per Share	$0.08

Non-GAAP Results:
Income from Operations (EBIT)	$7.6 million
EBIT Margin	11.5%
Diluted Earnings Per Share	$0.11
OCEANPORT, N.J. — August 3, 2010 — CommVault [NASDAQ: CVLT] today announced its final financial results for the first quarter ended June 30, 2010 which are consistent with the preliminary results announced on July 12, 2010.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “Our results for the first quarter were very disappointing given the underlying strength of our business. Our second fiscal quarter is off to a good start and our global pipeline growth is accelerating. Our products and support services remain best in class, our partners and strategic relationships are the strongest that they have ever been and we have a staffed sales force that is capable of executing in the near term. We believe that we still have the opportunity to deliver solid revenue and earnings growth for fiscal 2011.”
Total revenues for the first quarter of fiscal 2011 were $66.3 million, an increase of 10% over the first quarter of fiscal 2010 and a decrease of 10% over the prior quarter. Software revenue in the first quarter of fiscal 2011 was $28.3 million, decreases of 3% year-over-year and 23% sequentially. Services revenue in the first quarter of fiscal 2011 was $38.0 million, increases of 22% year-over-year and 3% sequentially.

Income from operations (EBIT) was $3.7 million for the first quarter of fiscal 2011 compared to $6.1 million in the same period of the prior year. Non-GAAP income from operations (EBIT) was $7.6 million in the first quarter of fiscal 2011 compared to $9.3 million in the first quarter of the prior year.
For the first quarter of fiscal 2011, CommVault reported net income of $3.5 million, an increase of $1.1 million compared to the same period of the prior year. Non-GAAP net income in the first quarter of fiscal 2011 was $5.1 million, or $0.11 per diluted share, compared to $6.4 million, or $0.15 per diluted share, in the same period of the prior year.
Operating cash flow totaled $15.9 million for the first quarter of fiscal 2011 compared to $13.0 million in the first quarter of fiscal 2010. Total cash and short-term investments were $180.4 million as of June 30, 2010 compared to $174.6 million as of March 31, 2010.
On July 29, 2010, the Board of Directors authorized a $40.0 million increase to the existing stock repurchase program and extended the expiration of the stock repurchase program to March 31, 2012. As of August 3, 2010, CommVault has repurchased $53.1 million of common stock (3.5 million shares) out of the $120.0 million in total that is now authorized under its share repurchase program. As a result, CommVault may repurchase the remaining $66.9 million of its common stock under the repurchase program through March 31, 2012.
Certain executive officers, Directors and employees of CommVault currently hold approximately 513,000 in-the-money stock options that will expire in the next 12 months. CommVault expects that all of these stock options will be exercised prior to their expiration.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading ”Use of Non-GAAP Financial Measures.”

Recent Business Highlights:
•	On July 13, 2010, CommVault announced that its Simpana® software is now VMware Ready™ for VMware vSphere™ 4.1, the latest release of the company’s virtualization platform, to further reinforce the benefits of virtualized environments, including reduced costs, improved hardware utilization and increased operational efficiencies.
•	On June 15, 2010, CommVault announced that it earned top honors in the Storage magazine/SearchStorage.com Quality Awards for enterprise-class backup and recovery software. This latest accolade marks the company’s fourth trip to the winner’s circle, with end-users giving CommVault® Simpana® software the highest scores in four of five rating categories, including product features, product reliability, technical support and sales-force competence.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.
These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 34% in fiscal 2011 and 32% in fiscal 2010.
CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the first quarter of fiscal 2011 was 7% and the GAAP tax rate for the first quarter of fiscal 2010 was 60%. On an annual basis, the GAAP tax rate over the past four fiscal years was 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years was 10% for fiscal 2010 and 13% for both fiscal 2009 and fiscal 2008. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for the next few years. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.
CommVault measured itself to a non-GAAP tax rate of 32% in fiscal 2010 and will measure itself to a non-GAAP tax rate of 34% in fiscal 2011. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the gradual increase in the cash tax rate as it approaches the GAAP tax rate. CommVault currently expects that it will achieve long-term terminal GAAP and cash tax rates in the mid thirty percent range over the next few years. As a result, CommVault will gradually increase its non-GAAP tax rate as it approaches its anticipated long-term GAAP and cash tax rates. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, August 3, 2010, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 800-561-2601 (domestic) or 617-614-3518 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under ”Investor Events” located under the ”Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.
About CommVault
A singular vision — a belief in a better way to address current and future data and information management needs — guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software modules were designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Backup, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the ”CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, Farline, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell, SnapProtect, ROMS and CommValue, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

Revenues:
Software	$28,295	$29,105
Services	38,005	31,141

Total revenues	66,300	60,246

Cost of revenues:
Software	556	741
Services	8,964	7,609

Total cost of revenues	9,520	8,350

Gross margin	56,780	51,896

Operating expenses:
Sales and marketing	35,826	30,382
Research and development	8,640	7,619
General and administrative	7,749	6,936
Depreciation and amortization	895	893

Income from operations	3,670	6,066

Interest expense	(27)	(23)
Interest income	119	113

Income before income taxes	3,762	6,156
Income tax expense	(264)	(3,721)

Net income	$3,498	$2,435

Net income per common share:
Basic	$0.08	$0.06

Diluted	$0.08	$0.06

Weighted average common shares outstanding:
Basic	43,168	41,646

Diluted	46,098	43,764

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$172,890	$169,518
Short-term investments	7,544	5,043
Trade accounts receivable, net	45,547	58,049
Prepaid expenses and other current assets	6,633	4,612
Deferred tax assets	16,636	16,693

Total current assets	249,250	253,915

Deferred tax assets	23,676	24,485
Property and equipment, net	6,166	6,356
Other assets	1,473	1,259

Total assets	$280,565	$286,015

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,724	$1,891
Accrued liabilities	21,421	25,727
Deferred revenue	83,390	83,112

Total current liabilities	107,535	110,730

Deferred revenue, less current portion	8,662	9,140
Other liabilities	6,672	7,845

Total stockholders’ equity	157,696	158,300

Total liabilities and stockholders’ equity	$280,565	$286,015

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

Cash flows from operating activities
Net income	$3,498	$2,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	923	922
Noncash stock-based compensation	3,585	3,189
Excess tax benefits from stock-based compensation	(554)	(155)
Deferred income taxes	(448)	1,943

Changes in operating assets and liabilities:
Trade accounts receivable	11,372	3,165
Prepaid expenses and other current assets	(2,071)	(120)
Other assets	(254)	286
Accounts payable	880	(360)
Accrued liabilities	(1,707)	41
Deferred revenue	1,735	1,420
Other liabilities	(1,040)	187

Net cash provided by operating activities	15,919	12,953

Cash flows from investing activities
Purchase of short term investments	(2,501)	—
Purchase of property and equipment	(773)	(913)

Net cash used in investing activities	(3,274)	(913)

Cash flows from financing activities
Repurchase of common stock	(12,905)	—
Proceeds from the exercise of stock options	4,409	532
Excess tax benefits from stock-based compensation	554	155

Net cash provided by (used in) financing activities	(7,942)	687

Effects of exchange rate — changes in cash	(1,331)	1,282

Net increase in cash and cash equivalents	3,372	14,009
Cash and cash equivalents at beginning of period	169,518	105,205

Cash and cash equivalents at end of period	$172,890	$119,214

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$3,670	$6,066
Noncash stock-based compensation (1)	3,585	3,189
FICA expense on stock option exercises and vesting on restricted stock awards (2)	341	74

Non-GAAP income from operations	$7,596	$9,329

GAAP net income	$3,498	$2,435
Noncash stock-based compensation (1)	3,585	3,189
FICA expense on stock option exercises and vesting on restricted stock awards (2)	341	74
Non-GAAP provision for income taxes adjustment (3)	(2,350)	707

Non-GAAP net income	$5,074	$6,405

Diluted weighted average shares outstanding	46,098	43,764

Non-GAAP diluted net income per share	$0.11	$0.15

Footnotes — Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended June 30,
	2010	2009

Cost of services revenue	$101	$108
Sales and marketing	1,599	1,448
Research and development	407	481
General and administrative	1,478	1,152

Stock-based compensation expense	$3,585	$3,189

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 34% in fiscal 2011 and 32% in fiscal 2010.